Exhibit 10.2

ADDENDUM TO POKE CO HOLDINGS, LLC DEVELOPMENT AGENT AGREEMENT

THIS ADDENDUM (the “Addendum”) to the Poke Co Holdings, LLC Development Agreement entered into by both parties on the _______day of _12/7/2021_______, 2021 is dated as of this 12/7/2021 day of _________, 2021 (the “Effective Date”), is made and entered into by and between Poke Co Holdings, LLC, a Connecticut Limited Liability Company (“Franchisor” “We” “Us” or “Our”) having its principal address at 240 W. Galveston Street, #1565, League City, TX, 77574 and Casa Moto LLC, a Connecticut Limited Liability Company (“Franchisee” “You” “Your”), having its principal address at 50 Founders Plaza, Suite 100, East Hartford, CT 06108(together the “Parties”). All capitalized terms set forth in this Addendum and not otherwise defined herein shall have the meanings ascribed to them in the Agreement (as defined below).

Recitals

A. The Parties are parties to a Poke Co Holdings, LLC Development Agent Agreement dated __12/7/2021_______ _, 2021 (the “Agreement”), whereby We granted You the right to serve as our Development Agent within the Worcester and Middlesex Counties of Massachusetts (“Development Area”), and a non-exclusive license to use in connection therewith the Marks and System, as they may be changed, improved and further developed from time to time.

B. The Parties have agreed to make certain modifications with respect to the terms of the Agreement, all as set forth in this Addendum.

Agreement

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other valuable consideration, receipt and sufficiency of which are acknowledged, the Parties agree as follows:

Amendment of Agreement

Section 2.2 (f) of the Development Agent Agreement will be replaced in its entirety with the following new section:

2.2.(f) You shall pay to us a renewal Development Agent Rights fee as negotiated between you and us. This fee will not exceed **% of the initial franchise fee per location.

Section 4.1 of the Development Agent Agreement will be replaced in its entirety with the following new section:

4.1 In consideration of soliciting, screening and submitting to us during the term of this Agreement applications for prospective franchisees in connection with the grant of a franchise to be located in the Development Area, you shall be entitled, for as long as, but only as long as, this Agreement remains in effect and you are not in default hereunder, to a sum equal to ** percent (**%) of the income from initial franchise fees paid by each System franchisee who purchases a franchise from us in the Development Area, irrespective of where the lead originates, including any leads that originates through direct contact with Us, subject to the following conditions: (i) you collect preliminary financial and background information, pre-qualify the franchisee using our criteria, and present us with the applicant; (ii) both we and the franchisee sign the Franchise Agreement and the franchisee pays the entire initial franchise fee to us; (iii) the sale is for a new Pokemoto Shop and is not a resale of an existing Pokemoto Shop by another franchisee; (iv) there are no outstanding sale contingencies, such as the initial franchise fee being paid into an escrow account; and (v) you are in compliance with this Agreement.

CASA MOTO LLC DAA	1

Section 4.2 of the Development Agent Agreement will be replaced in its entirety with the following new section:

4.2 In consideration for undertaking our field responsibilities for developing and servicing all franchisees who operate Pokemoto Shops in the Development Area during the term of this Agreement, you shall be paid a continuing fee equal to ** percent (**%) of all royalty fees and transfer fees received from any franchised unit located in the Development Area for services rendered by you to said unit.

Section 7.5 of the Development Agent Agreement will be replaced in its entirety with the following new section:

7.5 You shall be required to expend not less than ** Dollars ($**) each year for advertising and marketing to reach prospective franchisees within the Development Area.

Section 9.2 of the Development Agent Agreement will be replaced in its entirety with the following new section:

9.2 Intentionally Deleted

Section 25 – Miscellaneous will be added to the Development Agent Agreement as follows:

25.1 All negotiations, training, operational support or any other support normally provided to franchisees outside of a Development Agent area will be performed by Poke Co Holdings, LLC until the first Casa Moto LLC location is opened within the Development Agent area at which point Casa Moto LLC will perform all obligations as indicated in the Development Agent agreement and this addendum.

25.2 All Casa Moto LLC Development Area locations are pre-approved to sell Saladcraft under the existing Poke Co Holdings, LLC/Saladcraft license agreement as a “ghost or virtual” kitchen (no public access, delivery only). The locations will have no initial signup fees and only be required to pay the royalty rate on saladcraft net sales.

25.3 There are no other development agreements allowing the sale of other Pokemoto locations within the Worcester MA and Middlesex MA counties. All future locations within these designated counties are contingent upon Casa Moto LLC approval. In the event a Pokemoto location is referred by an outside company and approved by Casa Moto LLC, Poke Co Holdings, LLC is responsible to pay any referral fees to that entity.

25.4 For clarity purposes, the Manchester/South Windsor location you with to open, which is located within another Development Area outside of Worcester MA or Middlesex MA counties, will count towards your Development Agreement development schedule. However, because this location is outside your development agreement area, the location is subject to standard initial franchise fees ($**) and a royalty rate of **% and brand rate of **% of net sales.

CASA MOTO LLC DAA	2

Miscellaneous Provisions.

(a) Amendment. This Addendum may not be modified or amended or any term hereof waived or discharged except in writing signed by the Party against whom such amendment, modification, waiver or discharge is sought to be enforced.

(b) Controlling Provisions. This Addendum modifies the Agreement. In the event of any conflict between a provision of the Agreement and this Addendum, the provisions of this Addendum shall control. Except as amended by this Addendum, the Agreement is unmodified and in full force and effect in accordance with its terms.

(c) Other. The miscellaneous provisions set forth in the Agreement regarding Confidentiality, Headings, Expenses, Successor and Assigns, Severability, Counterparts, Governing Law; Dispute Resolution, and Attorneys’ Fees are applicable to this Addendum and incorporated herein by reference.

(Signature page follows)

CASA MOTO LLC DAA	3

IN WITNESS WHEREOF, the Parties have executed this Addendum by their duly authorized representatives as of the Effective Date stated hereinabove.

Franchisor:

Poke Co Holdings, LLC,
a Connecticut Limited Liability Company

Signature:	/s/Michael Roper
Name:	Michael Roper
Title:	CEO
Date:	12/7/2021

Development Agent:

Casa Moto LLC
a Connecticut Limited Liability Company

Signature:	/s/ Joseph Haddad
Name:	Joseph Haddad
Title:	Managing Member
Date:	12/6/2021

Signature:	/s/ Elizabeth Martins
Name:	Elizabeth Martins
Title:	Managing Member
Date:	12/6/2021

Signature:	/s/ Rahul Gaiki
Name:	Rahul Gaiki
Title:	Member
Date:	12/6/2021

Signature:	/s/ Jason Vaillette
Name:	Jason Vaillette
Title:	Member
Date:	12/6/2021

CASA MOTO LLC DAA	4